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 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997

                                                     REGISTRATION NO. 333-32683
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                --------------

                             AMENDMENT NO. 6
                                      TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


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                          IMPERIAL CREDIT COMMERCIAL
                           MORTGAGE INVESTMENT CORP.
      (Exact name of registrant as specified in its governing instrument)

                       11601 WILSHIRE BLVD., SUITE 2080
                         LOS ANGELES, CALIFORNIA 90025
                   (Address of principal executive offices)


                                --------------


                                MARK S. KARLAN
             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                       11601 WILSHIRE BLVD., SUITE 2080
                         LOS ANGELES, CALIFORNIA 90025
                    (Name and address of agent for service)


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                                  COPIES TO:
          J. A. SHAFRAN, ESQ.                GEORGE C. HOWELL, III, ESQ.
     SONNENSCHEIN NATH & ROSENTHAL                HUNTON & WILLIAMS
 601 SOUTH FIGUEROA STREET, SUITE 1500      RIVERFRONT PLAZA, EAST TOWER
     LOS ANGELES, CALIFORNIA 90017              951 EAST BYRD STREET
       TELEPHONE: (213) 623-9300              RICHMOND, VIRGINIA 23219
       FACSIMILE: (213) 623-9964              TELEPHONE: (804) 788-8200
                                              FACSIMILE: (804) 788-8218


                                --------------


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on the 15th day of October, 1997.

                                          Imperial Credit Commercial Mortgage
                                           Investment Corp.,
                                          a Maryland corporation
                                          (Registrant)

                                                   /s/ MARK S. KARLAN
                                          By: _________________________________
                                                      Mark S. Karlan
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement has been signed by the following persons on the 15th day of October, 1997, in the capacities indicated.

              SIGNATURE                        TITLE
              ---------                        -----
                  *                    Director, Chairman
-------------------------------------   of the Board of
          H. Wayne Snavely              Directors

                  *                    Director, Vice
-------------------------------------   Chairman of the
          Kevin E. Villani              Board of Directors

        /s/ MARK S. KARLAN             Director, President
-------------------------------------   and Chief Executive
           Mark S. Karlan               Officer

                  *                    Director
-------------------------------------
        Patric H. Hendershott

                  *                    Director
-------------------------------------
        Joseph A. Jaconi, Jr.

                  *                    Director
-------------------------------------
          Louis H. Masotti

                  *                    Director
-------------------------------------
         Kenneth A. Munkacy

*By:     /s/ NORBERT M. SEIFERT
  ----------------------------------
   (Norbert M. Seifert Attorney-in-
                Fact)
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                                 EXHIBIT INDEX

  1.1*  Form of Underwriting Agreement.

  3.1*  Charter of the Registrant.

  3.2*  Form of Bylaws of the Registrant.

  4.1*  Form of Common Stock Certificate.

  5.1** Opinion of Piper & Marbury LLP.

  5.2*  Opinion of Sonnenschein Nath & Rosenthal

  8.1** Opinion of Sonnenschein Nath & Rosenthal as to Tax Matters.

 10.1*  Form of Management Agreement.

 10.2*  Form of Stock Option Plan.

 10.3*  Form of Mortgage Loan Servicing Agreement between SPB and the Company.

 10.4*  Form of Sale Agreement for purchase of Initial Mortgage Loans between
        SPB and the Company.

 10.5*  Form of Purchase Agreement for MBS Interests.

 21.1*  List of Subsidiaries of Registrant.

 23.1*  Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.2).

 23.2** Consent of Piper & Marbury LLP (included in Exhibit 5.1).

 23.3*  Consent of KPMG Peat Marwick LLP.

 24.1*  Powers of Attorney (included on Signature Page).

--------
 * Previously filed.

** Filed herewith.